UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 29, 2005

MOTHERS WORK, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction	Commission	(I.R.S. Employer
of Incorporation or	File number	Identification Number)
Organization)

456 North 5th Street
Philadelphia, PA 19123
(Address of Principal Executive Offices)

(215) 873-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Based upon a recent interpretation of Financial Accounting Standards Board Statement No. 123R, Share-Based Payment (“FAS 123R”), the Company, in consultation with its registered independent public accountants, KPMG LLP, determined that, commencing on October 1, 2005, certain provisions of FAS 123R require the Company to treat stock options issued by the Company to its directors and employees as liabilities rather than equity due to the treatment of those options under the applicable plan, option agreement or employment agreement upon the occurrence of certain transactions.

In response to this recent interpretation of FAS 123R, on December 29, 2005, the Company entered into amendments of its Amended and Restated Employment Agreements with each of Dan W. Matthias, its Chairman and Chief Executive Officer, and Rebecca C. Matthias, its President and Chief Operating Officer (the “Employment Agreements”).  These amendments to the Employment Agreements are filed with this Current Report on Form 8-K as Exhibits 10.19 and 10.20, respectively.

These amendments amend each of the Employment Agreements to provide that, in the event of a termination of Mr. or Mrs. Matthias’ employment following a “change of control” of the Company, at the election of the terminated executive within the 30 day period beginning six months and one day following the exercise of options held at the time of such termination of employment, the Company will repurchase up to all of the nonforfeited shares of Common Stock acquired upon the exercise of such stock options at a purchase price equal to the Fair Market Value (as defined in the Employment Agreements) of those shares as of the election date.  Prior to these amendments to the Employment Agreements, the terminated executive could require the Company to repurchase any unexercised vested options held following such a termination, with no requirement that the options be exercised or that the subject shares be held for any period.  The amendments also provide that the Company and Mr. and Mrs. Matthias agree that certain provisions of the Company’s 1987 Stock Option Plan requiring the Company to cashout stock options held by them in connection with a “change of control” of the Company will not apply automatically and instead will apply only to the extent determined by the Company’s Board of Directors in its discretion.

In addition to the amendments to the Matthias’ Employment Agreements, each of the Company’s non-management directors, Joseph A. Goldblum, Elam M. Hitchner, III, David Schlessinger, William A. Schwartz and Stanley C. Tuttleman, and certain of the Company’s employees, including Edward M. Krell, the Company’s Executive Vice President — Chief Financial Officer, and David Mangini, the Company’s Executive Vice President—General Merchandise Manager, executed waivers, forms of which are filed with this Current Report on Form 8-K as Exhibits 10.21 and 10.22, respectively, waiving the automatic application of the cashout provisions of the Company’s 1987 Stock Option Plan and/or 1994 Director Stock Option Plan, as applicable, in connection with a “change of control” and agreed that those cashout provisions will therefore only apply to the extent determined by the Company’s Board of Directors in its discretion.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.19	Amendment to Amended and Restated Employment Agreement dated as of December 29, 2005 between Mothers Work, Inc. and Dan W. Matthias.
10.20	Amendment to Amended and Restated Employment Agreement dated as of December 29, 2005 between Mothers Work, Inc. and Rebecca C. Matthias.
10.21	Form of Waiver of Rights Under Company’s 1987 Stock Option Plan and 1994 Director Stock Option Plan executed by each of the Company’s Non-Management Directors.
10.22	Form of Waiver of Rights Under Company’s 1987 Stock Option Plan executed by certain of the Company’s executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: January 5, 2006	MOTHERS WORK, INC.

	By:	/s/ Edward M. Krell
Edward M. Krell
Executive Vice President – Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.19	Amendment to Amended and Restated Employment Agreement dated as of December 29, 2005 between Mothers Work, Inc. and Dan W. Matthias.
10.20	Amendment to Amended and Restated Employment Agreement dated as of December 29, 2005 between Mothers Work, Inc. and Rebecca C. Matthias.
10.21	Form of Waiver of Rights Under Company’s 1987 Stock Option Plan and 1994 Director Stock Option Plan executed by each of the Company’s Non-Management Directors.
10.22	Form of Waiver of Rights Under Company’s 1987 Stock Option Plan executed by certain of the Company’s executive officers.